Exhibit 10.2

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

AMENDED & RESTATED

BY-PRODUCTS OFFTAKE AGREEMENT

THIS AMENDED & RESTATED BY-PRODUCTS OFFTAKE AGREEMENT (this “Agreement”) is dated as of October 30, 2024 and shall be effective as of November 1, 2024 (the “Start Date”),

BETWEEN	Glencore Ltd. a company organized and existing under the laws of Switzerland, Hereinafter called “Glencore”

AND	Li-Cycle Holdings Corp. a corporation organized and existing under the laws of the Province of Ontario, Canada, Hereinafter called “Li-Cycle”

AND	Li-Cycle U.S. Inc. a corporation organized and existing under the laws of the State of Delaware, U.S.A., Hereinafter called “North America Seller”

AND	Li-Cycle Europe AG a corporation organized and existing under the laws of Switzerland, Hereinafter called “EMEA Seller”

AND

Li-Cycle Asia Pacific Pte Ltd.

a corporation and existing organized under the laws of Singapore,

Hereinafter called “APAC Seller”

(Li-Cycle, North America Seller, EMEA Seller and APAC Seller hereinafter collectively called the “Sellers”)

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

RECITALS:

WHEREAS Glencore is a leading global producer and marketer of commodities; and

WHEREAS Li-Cycle, through its proprietary Spoke & Hub Technologies and its Affiliates, including Sellers: (i) processes lithium-ion battery manufacturing scrap and other lithium-ion battery materials (including cathode scrap, jelly rolls, electrode stacks and waste/recall batteries) at its Spokes to produce Black Mass and other intermediate products; (ii) intends to further process such Black Mass at its Hubs to produce Battery-Grade Materials, including nickel sulphate, cobalt sulphate and lithium carbonate; and (iii) in the course of producing such Black Mass and Battery-Grade Materials, produces and/or will produce certain by-products; and

WHEREAS the Sellers may from time to time enter into tolling arrangements, including any Feed Tolling Agreement (LICY as Customer) or any Black Mass Tolling Agreement (LICY as Customer), which may also result in Li-Cycle obtaining certain by-products; and

WHEREAS the Sellers have agreed to sell to Glencore and/or its Affiliates, and Glencore has agreed to purchase (and/or cause its Affiliates to purchase) from the Sellers, 100% of the Sellers’ annual production worldwide of such by-products, subject to certain existing commitments, pursuant to a By-Products Off-Take Agreement dated May 31, 2022 (as amended by an Amendment No. 1 dated as of October 24, 2022, a gypsum sale waiver letter dated July 11, 2023 and an Assignment and Assumption Agreement dated as of July 1, 2023, the “By-Products Off-Take Agreement”); and

WHEREAS since October 2023, Li-Cycle has been engaged in a comprehensive review of its North American Hub project in Rochester, New York (the “Rochester Hub”), including its scope, financing strategy and timing, and which has focussed on constructing, commissioning, and operating only those process areas needed to produce two key products: Lithium Carbonate and a Mixed Hydroxide Precipitate containing nickel cobalt and manganese (“MHP”); and

WHEREAS should Li-Cycle successfully develop the Rochester Hub (or any other future Hub) under such revised scope (the “MHP Scope”), then such MHP would constitute an “Other By-Product” under the terms of the By-Products Off-take Agreement, which stipulates that where Li-Cycle wishes to offer for sale and Glencore wishes to purchase an “Other By-Product”, Li-Cycle and Glencore shall in good faith discuss and seek to mutually define applicable commercial terms for the purchase and sale of such “Other By-Product”, subject to the terms and conditions set forth therein; and

WHEREAS the Parties now wish to amend and restate the By-Products Off-Take Agreement to provide, among other things, that MHP shall be deemed to be a “By-Product” and a “Glencore-Committed By-Product” for the purposes of the By-Products Off-Take Agreement, and to set forth the commercial terms on which the Sellers would sell and Glencore and/or its Affiliates would purchase 100% of the Sellers’ annual production of MHP worldwide from the Sellers’ Hubs, and to provide that by-products received by Sellers under third party tolling arrangements shall also be covered by the terms of the By-Products Off-Take Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

1	RELATIONSHIP TO MASTER AGREEMENT

1.1

This Agreement is governed by and subject to the terms and conditions of the Amended and Restated Master Commercial Agreement dated October 30, 2024, by and among Glencore, Li-Cycle and the Sellers (the “Master Agreement”), which is incorporated herein by reference. In the event of any conflict between this Agreement and the Master Agreement, the relevant provision of the Master Agreement will prevail, unless this Agreement expressly states the provisions of the Master Agreement that it is intended to supersede. This Agreement is intended by the Parties to be a Commercial Agreement within the meaning of the Master Agreement.

2	DEFINITIONS

2.1

In this Agreement, any capitalized term not defined herein and defined in the Master Agreement has the meaning given to such term in the Master Agreement. In addition, the following terms have the following meanings:

“Audit Report” has the meaning set out in Section 7.4.

“Buyer” means, as applicable, Glencore or any Affiliate thereof designated by Glencore in writing to act, and that acts, as a buyer hereunder.

“By-Products” means, collectively, the following by-products produced by the Spokes and the Hubs: (i) Shredded Fraction; (ii) Copper Sulphide; (iii) Graphite Concentrate; (iii) Sodium Sulphate and (iv) MHP.

“By-Product Sale Agreement” has the meaning given to such term in Section 8.1.1.

“Copper Aluminum Shred” means copper/aluminum shred produced by the Spokes.

“Copper Sulphide” means copper sulphide (CuS) produced by the Hubs.

“Eligible Off-Take Offer” has the meaning given to such term in Section 7.3.

“End Products” has the meaning given to such term in the End Products Offtake Agreement and, for greater certainty, excludes By-Products.

“End Products Offtake Agreement” means that certain End Products Offtake Agreement, dated as of May 31, 2022 (and subject to by the Assignment and Assumption Agreement dated July 1, 2023), by and among Glencore and the Sellers.

“Financing Rate” means [XXX].

“Glencore-Committed By-Products” means all By-Products, but specifically excluding the Saltex-Committed Sodium Sulfate.

“Graphite Concentrate” means graphite concentrate produced by the Hubs.

“Gypsum” means gypsum produced by the Hubs.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“HubCo” means Li-Cycle North America Hub, Inc., a wholly-owned subsidiary of North America Seller, which is the owner of the Rochester Hub.

“Master Agreement” has the meaning given to such term in Section 1.1.

“Material Commercial Terms” has the meaning set out in Section 6.1.

“MHP” has the meaning set out in the Recitals.

“Notice of Intent” has the meaning set out in Section 7.3.

“Notice of Intent Period” has the meaning set out in Section 7.3.

“Off-Spec By-Products” has the meaning set out in Section 8.1.2.

[XXX] has the meaning set out in Section 7.3.

“Other By-Products” means any by-products resulting from the production of Black Mass at the Spokes and End Products at the Hubs, excluding (i) the By-Products, (ii) Gypsum from Li-Cycle’s Hubs, and (iii) mixed plastics from Li-Cycle’s Spokes.

“Partially Upgraded Cu/Al Fraction” has the meaning set out in Appendix “A”.

“Parties” means any two or more of Glencore, Li-Cycle, North America Seller, EMEA Seller, APAC Seller or any other Seller that becomes a party to this Agreement; and “Party” means any one of such Persons.

“Saltex” means Saltex, LLC.

“Saltex-Committed Sodium Sulfate” means that amount of anhydrous sodium sulfate that North America Seller is required to sell to Saltex pursuant to the Saltex Supply Agreement, which amount may be reduced or capped from time to time by North America Seller and Saltex.

“Saltex Agreement” means that certain Supply Agreement between North America Seller and Saltex dated as of June 14, 2021 (subject to the Assignment and Assumption Agreement dated July 1, 2023), pursuant to which North America Seller is required to sell 100% of the annual production of Sodium Sulfate from the Rochester Hub to Saltex for an initial term extending to December 31, 2027.

“Shredded Fraction” means, collectively, the Copper Aluminum Shred, the Partially Upgraded Cu/Al Fraction, and the Shredded Cu Fraction.

“Shredded Cu Fraction” means any Copper Aluminum Shred that has been materially upgraded such that the aluminum content is materially reduced, the material is no longer reactive in the receiving smelter’s determination and the copper grade is materially higher.

“Sellers” has the meaning given to such term in the Recitals and includes any Affiliate of Li-Cycle that becomes a party hereto and is designated as a Seller for the purposes hereof.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

“Sodium Sulphate” means anhydrous sodium sulphate produced by the Hubs.

“Traxys” means Traxys North America LLC.

“Traxys Agreement” means that certain Amended & Restated Refined Products - Amended and Restated Marketing, Logistics and Working Capital Agreement among North America Seller, Traxys and HubCo dated as of October 30, 2024, pursuant to which North America Seller is required to sell 100% of the annual production of lithium carbonate, nickel sulphate, cobalt sulphate, and manganese carbonate from the Rochester Hub to Traxys and its Affiliates for a specified term.

“Third Party” means a Person that is not a Party or an Affiliate thereof.

2.2	Any other abbreviations used in this Agreement will be as per the usual standard of the industry.

2.3	For greater certainty, all references to the Spokes and the Hubs in this Agreement include both those Spokes and Hubs existing as of the Execution Date and those that may be constructed in the future.

3	SCHEDULES & APPENDICES

3.1	The following Schedule is attached to and forms part of this Agreement:

Schedule “A”  Glencore Ltd. Recycling Department General Terms and Conditions

3.2	The following Appendices are attached to and form part of this Agreement:

Appendix “A”	Material Commercial Terms for Sale of Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction during Initial Term

Appendix “B”	Material Commercial Terms for Sale of Copper Sulphide during Initial Term

Appendix “C”	Material Commercial Terms for Sale of Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction during the Initial Term - From North America-Based Spokes (Nov. 1, 2022 to Oct. 31, 2025)

Appendix “D”	Material Commercial Terms for Sale of MHP during Initial Term - From the Rochester Hub

4	PURCHASE AND SALE

4.1

During the Term, on the terms and conditions set forth herein, the Sellers hereby agree to sell to Glencore and/or its Affiliates, and Glencore hereby agrees to purchase (and/or to cause its Affiliates to purchase) from the Sellers, 100% of the Glencore Committed By-Products; provided that the Sellers may sell to any Third Party any Glencore Committed By-Products that are rejected or refused by any Buyer, without any further obligation or liability to Glencore or any Buyer pursuant hereto or otherwise with respect to the sale of such Glencore Committed By-Products.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

4.2

Where the Sellers identify any Other By-Products that Sellers wish to offer for sale, the Sellers and Glencore shall in good faith discuss and seek to mutually define applicable commercial terms for the purchase and sale of such Other By-Products, provided that nothing hereunder shall create an obligation on Glencore or any of its Affiliates to purchase such Other By-Products.

4.3

For the avoidance of doubt, Glencore is entitled to designate any of its Affiliates as a buyer hereunder and any Affiliate so designated by Glencore in writing to act, and that acts, as a buyer hereunder shall be an express third-party beneficiary of this Agreement.

5	VOLUME & DELIVERY OF GLENCORE-COMMITTED BY-PRODUCTS; COOPERATION ON SCHEDULING

Prior to the Start Date of the Initial Term and at least 15 calendar days prior to the start of each calendar quarter thereafter during the Term:

5.1	the Sellers shall advise Glencore of the volume of each of the Glencore-Committed By-Products expected to be available for sale to Glencore hereunder during the next rolling 12-month period; and

5.2

the Sellers and Glencore shall seek to mutually agree on the applicable delivery schedule for the Glencore Committed By-Products to be sold hereunder for such calendar quarter, including the number of shipments and the allocation of volume among such shipments.

6	MATERIAL COMMERCIAL TERMS OF GLENCORE COMMITTED BY-PRODUCTS

6.1

The material commercial terms for the sale and purchase of Glencore Committed By-Products (including specifications and pricing and to the extent not covered within this Agreement) (the “Material Commercial Terms”) are as follows:

6.1.1

during the Initial Term, for Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction, the applicable Material Commercial Terms shall be in accordance with Appendix “A”, except to the extent that Section 6.1.7 below is applicable;

6.1.2	during the Initial Term, for Shredded Cu Fraction, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;

6.1.3	during the Initial Term, for Copper Sulphide, the applicable Material Commercial Terms shall be in accordance with Appendix “B”;

6.1.4	during the Initial Term, for Graphite Concentrate, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

6.1.5	during the Initial Term, for Sodium Sulphate, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;

6.1.6	during each Subsequent Term, for the Glencore-Committed By-Products, the applicable Material Commercial Terms shall be mutually agreed by the Sellers and Glencore pursuant to Section 7;

6.1.7

during the Initial Term for Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction from North America-Based Spokes (November 1, 2022 to October 31, 2025), the applicable Material Commercial Terms shall be in accordance with Appendix “C”; and

6.1.8	during the Initial Term for MHP from the Rochester Hub, the applicable Material Commercial Terms shall be in accordance with Appendix “D”.

6.2

Notwithstanding anything to the contrary herein, the Material Commercial Terms for any Glencore-Committed By-Product shall provide that, should any such Glencore-Committed By-Product sold hereunder have a negative value, then the handling and disposal costs incurred by Buyer, if any, for such Glencore Committed By-Products (acting in the ordinary course of business and in the same manner that it would when handling and disposing of its own products) will be [XXX].

7	DETERMINATION OF MATERIAL COMMERCIAL TERMS

7.1

Glencore and Li-Cycle shall act in good faith to mutually define the applicable Material Commercial Terms contemplated in Sections 6.1.2 (Shredded Cu Fraction), 6.1.4 (Graphite Concentrate), 6.1.5 (Sodium Sulphate), and 6.1.6 (Subsequent Terms) prior to the date that is 60 calendar days prior to the commencement of the term for the supply of the applicable Glencore-Committed By-Products or Other By-Product (“Negotiation Deadline Date”) and shall convene no later than [XXX] to discuss and seek to mutually agree upon the applicable Material Commercial Terms. Any Material Commercial Terms mutually agreed by Glencore and Li-Cycle (whether prior to the Negotiation Deadline Date or afterwards) shall constitute the applicable Material Commercial Terms for the purposes of Sections 6.1.2 (Shredded Cu Fraction), 6.1.4 (Graphite Concentrate), 6.1.5 (Sodium Sulphate), Section 6.1.6 (Subsequent Terms) and any Other By-Products.

7.2

The Parties acknowledge and agree that, where (i) any Glencore-Committed By-Products or Other By-Products have not previously been sold by Seller to Buyer or (ii) any Glencore-affiliated or Third Party receiving smelter or processing facility for any Glencore-Committed By-Product or Other By-Product does not have an approved evaluation on file or requires an updated evaluation for such Glencore-Committed By-Product or Other By-Product pursuant to such receiving smelter’s or processing facility’s policies, the Seller shall, as soon as practicable following Buyer’s request, provide a sample of such Glencore-Committed By-Products or Other By-Products for Buyer’s (or such Third Party’s) evaluation purposes. Based on Buyer’s (or such Third Party’s) evaluation of any Other By-Products, Buyer shall notify Seller whether or not it is interested in continuing discussions regarding the purchase of such Other By-Products.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

7.3

If any Material Commercial Terms for any applicable Glencore-Committed By-Products or Other By-Product have not been mutually agreed by the Negotiation Deadline Date in accordance with Section 7.1, or if Buyer has indicated that it is not interested in continuing discussions regarding the purchase of certain Other By-Products, then, and only then, may Sellers sell the applicable Glencore-Committed By-Products or Other By-Products to a Third Party, subject to [XXX].

7.4	[XXX].

7.5	[XXX].

8	BY-PRODUCT SALE AGREEMENTS

8.1

Glencore shall be the off-taker for the Glencore-Committed By-Products and any Other By-Products sold hereunder. The sale or other treatment of the Glencore-Committed By-Products and Other By-Products will be determined by the Parties as follows:

8.1.1

Sellers and Glencore may mutually agree that a Buyer will purchase Glencore-Committed By-Products and Other By-Products from the Sellers as principal, pursuant to a purchase agreement with the Sellers on terms and conditions consistent with this Agreement and otherwise as mutually agreed by the Parties, including as to the characteristics of the Glencore-Committed By-Products and Other By-Products, product warranties with respect thereto, treatment of any Off-Spec By-Products, and pricing and payment terms (such agreements, the “By-Product Sale Agreements”).

8.1.2

If either the Buyer or the applicable Seller determines, acting reasonably pursuant to its own analysis, that any delivery of Glencore-Committed By-Products or Other By-Products does not meet the specifications agreed by the Parties under the applicable By-Product Sale Agreement in any respect (“Off-Spec By-Products”), then the Party making such determination shall promptly notify the other Party. The Seller covenants and agrees to notify the Buyer in writing prior to shipment if all or any identifiable portion of the Glencore-Committed By-Products or Other By-Products pursuant to a By-Product Sale Agreement is an Off-Spec By-Product, in which case Buyer reserves the right to reject such Off-Spec By-Products prior to actual shipment thereof. In case Seller fails to inform Buyer prior to shipment and it appears thereafter upon Buyer’s inspection that the applicable Glencore-Committed By-Product or Other By-Product is an Off-Spec By-Product, Buyer shall have the right to reject such material as set out in Section 8.1.3.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

8.1.3

Buyer reserves the right, in its sole and exclusive discretion, to reject and return any Off-Spec By-Products. Seller accepts and agrees that Buyer may conduct sampling and analysis prior to Buyer’s acceptance of the Glencore-Committed By-Products or Other By-Products. Seller further accepts and agrees that Glencore-Committed By-Products or Other By-Products may be shredded, reduced in quantity and/or change shape, size or form for analytical purposes and that Buyer shall thereafter have the right to refuse Glencore-Committed By-Products or Other By-Products which, in Buyer’s sole and exclusive discretion, constitute Off-Spec By-Products. If no such remedy is reached, then Seller shall forthwith upon receipt of written notice from Buyer suspend further shipments of the Glencore-Committed By-Products or Other By-Products to Buyer immediately and rejected materials shall be promptly picked up by Seller, unless otherwise agreed in writing by Buyer.

8.1.4

Off-Spec By-Product which is refused by Buyer shall be returned to the Seller and any and all cost arising out of such refusal and return shall be for Seller’s account. The Seller shall provide written instructions to Buyer detailing the Seller’s arrangements for return of the refused Off-Spec By-Product within [XXX] of the date on which Buyer refused the Off-Spec By-Product. If the Seller does not notify Buyer within [XXX], then Buyer is hereby authorized by the Seller to take action as it considers appropriate for handling the refused Off-Spec By-Product including returning, stockpiling, or otherwise removing such refused Off-Spec By-Product or treating the refused Off-Spec By-Product on such basis as Buyer may determine, and the Seller hereby consents to such actions and agrees to undertake whatever further action may be required to give effect to Buyer’s decision respecting the refused Off-Spec By-Product. Any losses, charges, expenses and/or liabilities incurred by Buyer with respect to such refused Off-Spec By-Product including any handling, stockpiling, transportation, treatment, disposal and other charges shall be for the Seller’s account.

8.2

Glencore may, in its discretion, either consume the Glencore-Committed By-Products or Other By-Products at a facility owned or operated by Glencore or on-sell such Glencore-Committed By-Products or Other By-Products as principal pursuant to an on-sale agreement between Buyer and a Third Party (a “Customer Contract”).

8.3

Subject to Section 8.2, in the event Glencore determines to on-sell such Glencore-Committed By-Products or Other By-Products pursuant to a Customer Contract, Glencore shall give due consideration to the placement of such materials with facilities and Customers which can consume such materials, recover resources from such materials that may be re-inserted into the global supply chain, or otherwise treat such materials in an environmentally sustainable manner, it being acknowledged that the foregoing shall not preclude Glencore from considering economic and other factors in its sole discretion.

9	DELIVERY & SHIPMENT

9.1

All Glencore-Committed By-Products and Other By-Products sold hereunder shall be delivered by the applicable Sellers to Buyer at the applicable Spoke or Hub EXW, DAP or DDP (Incoterms® 2020), as set forth in the Appendices to this Agreement or as otherwise mutually agreed by the Parties.

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

9.2

All Glencore-Committed By-Products and Other By-Products will be packaged in accordance with all applicable laws and regulations and adjusted as necessary (subject to compliance with such laws and regulations) according to Buyer and/or Customer requirements (including for packaging in a manner suitable for maritime transport, if applicable), and in accordance with any other packaging requirements set forth in the applicable By-Products Sale Agreement.

10	INCOTERMS®

Unless otherwise specified herein, Incoterms® 2020 shall be applicable for the duration of this Agreement.

11	NOTICES

It is agreed that any and all notices required or permitted to be given to a Party under the terms of this Agreement shall be given in writing and sent by email or courier or delivered by hand to the Party to be notified at the following respective addresses or any new addresses regarding which the respective Parties have been informed to the sending of such notices, namely:

(a)	Li-Cycle:

Li-Cycle Holdings Corp.

Suite 590, 207 Queen’s Quay West

Toronto, Ontario M5J 1A7

Canada

Attention: [XXX]

With copy to: Li-Cycle Legal Department

Email: [XXX]

(b)	North America Seller:

Li-Cycle U.S. Inc.

55 McLaughlin Road

Rochester, New York 14615

Attention: [XXX]

(c)	EMEA Seller:

Li-Cycle Europe AG

Neuhofstrasse 6

6340 Baar

Zug, Switzerland

Attention: [XXX]

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

(d)	APAC Seller:

Li-Cycle APAC Pte. Ltd.

77 Robinson Road

#13-00

Robinson 77

Singapore (068896)

Attention: [XXX]

(e)	Glencore:

330 Madison Avenue

New York, NY

10017

Attention: [XXX]

With copy to: Glencore Legal Department

Email: [XXX]

or to such other street address, individual, email address or electronic communication number as may be designated by notice given by a Party to the other Parties hereunder. Any such notice shall be deemed to have been given the next business day in the place to which it is sent (if sent by email or courier) or at the time of delivery (if delivered by hand).

12	TERM AND TERMINATION

12.1	This Agreement begins on the Start Date and continues for the Term, both as defined in the Master Agreement.

12.2	[XXX].

12.3	The Parties’ respective rights to terminate this Agreement shall be exclusively governed by the Master Agreement.

12.4

If this Agreement expires or is terminated and a By-Products Sale Agreement is then outstanding and not terminated, then this Agreement will continue to apply to such By-Products Sale Agreement until the Parties have satisfied their respective obligations thereunder.

13	COUNTERPARTS AND ELECTRONIC EXECUTION:

As set forth in the Master Agreement.

[Signature page follows]

Confidential portions of this exhibit have been omitted because they are both (i) not material and (ii) are the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the Execution Date.

GLENCORE LTD.

By:	/s/ Kunal Sinha
Kunal Sinha, Head of Recycling

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Ajay Kochhar, President & CEO

LI-CYCLE U.S. INC.

By:	/s/ Alan Ferguson
Alan Ferguson, VP, Commercial

LI-CYCLE EUROPE AG

By:	/s/ Elewout Depicker
Elewout Depicker, VP, Commercial

LI-CYCLE APAC PTE. LTD.

By:	/s/ Dawei Li
Dawei Li, President

SCHEDULE “A”

GLENCORE LTD.

GENERAL TERMS AND CONDITIONS

FOR THE RECYCLING DEPARTMENT

[XXX]

APPENDIX “A”

Material Commercial Terms for Sale of

Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction

during Initial Term

[XXX]

APPENDIX “B”

Material Commercial Terms for Sale of

Copper Sulphide during Initial Term

[XXX]

3

APPENDIX “C”

Material Commercial Terms for Sale of

Copper Aluminum Shred and Partially Upgraded Cu/Al Fraction

From North America-Based Operations

(Nov. 1, 2022 to Oct. 31, 2025)

[XXX]

4

APPENDIX “D”

Material Commercial Terms for the Sale of

MHP from the Rochester Hub

during the Initial Term

[XXX]

5